Filed Pursuant to Rule 424(b)(7)
Registration No. 333-293202

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell these securities nor solicitation of offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 19, 2026

Preliminary Prospectus Supplement

(To Prospectus Dated February 10, 2026)

7,800,000 Shares

Flowco Holdings Inc.

Class A Common Stock

The selling stockholders named in this prospectus supplement (the “selling stockholders”) are offering 7,800,000 shares of our Class A common stock, par value $0.0001 per share (our “Class A common stock”). We are not selling any shares of our Class A common stock under this prospectus supplement, and we will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders, including upon the sale of shares of our Class A common stock by the selling stockholders if the underwriters exercise their option to purchase additional shares of our Class A common stock.

Subject to the completion of this offering, we intend to purchase from the underwriters 10% of the shares of our Class A common stock that are the subject of this offering at the price per share to be received by the selling stockholders in this offering. Assuming we repurchase 10% of the shares of common stock that are the subject of this offering, we would purchase 780,000 shares of Class A common stock in this offering. We refer to this proposed repurchase as the “Share Repurchase.” The closing of this offering is not conditioned upon the completion of the Share Repurchase.

After the consummation of this offering, we will no longer be a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange (the “NYSE”). Despite this, GEC Advisors LLC and its affiliates (“GEC”) and other stockholders will continue to have, among other things, the ability to designate directors to our board of directors and continue to have special consent rights with respect to certain actions by us or our subsidiaries. See “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—GEC and White Deer own, and will continue to own, a significant amount of our voting power, and their interests in our business may be different than yours” and “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—Following the consummation of this offering, we will no longer be considered a “controlled company” within the meaning of the NYSE rules and the rules of the SEC.”

Our Class A common stock is quoted on the NYSE and the NYSE Texas (“NYSE Texas”), under the symbol “FLOC.” On March 18, 2026, the last reported sales price of our Class A common stock on each of the NYSE and the NYSE Texas was $23.64 per share.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discount(2)	$	$

Proceeds, before expenses, to the selling stockholders(3)(4)	$	$

(1)

Total public offering price does not include the     shares of our Class A common stock sold by the selling stockholders and purchased by us from the underwriters for which no underwriting discount was paid.

(2)	We refer you to “Underwriting” beginning on page S-10 of this prospectus supplement for additional information regarding underwriting compensation.
(3)	Assumes no exercise of the underwriters’ option to purchase additional shares of our Class A common stock from the selling stockholders.
(4)	Includes the shares of our Class A common stock sold by the selling stockholders and purchased by us from the underwriters for which no underwriting discount was paid.

The selling stockholders have granted the underwriters an option to purchase, within 30 days of the date of this prospectus, up to an additional 1,170,000 shares of our Class A common stock at the public offering price, less the underwriting discount.

Investing in our Class  A common stock involves risks. You should consider carefully the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in our Class A common stock offered hereby.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our Class A common stock to purchasers on or about    , 2026.

Joint Lead Bookrunning Managers

J.P. Morgan	Jefferies

Prospectus Supplement dated     , 2026

Prospectus Supplement

Prospectus

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date on its respective cover, and that

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any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement, the accompanying prospectus or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our” or the “Company” refer to Flowco Holdings Inc. and its consolidated subsidiaries.

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About this Prospectus Supplement

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our Class A common stock and gives more general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

We also make available, free of charge, on or through our website (www.flowco-inc.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus and the inclusion of our website address in this prospectus supplement or the accompanying prospectus is an inactive textual reference only. You may request a copy of any of our filings or any of the documents incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference into those documents) at no cost by writing or calling: Flowco Holdings Inc., 1300 Post Oak Blvd., Suite 450, Houston Texas 77056, Attention: Investor Relations, Telephone: (888) 759-0109.

We have filed with the SEC a registration statement on Form S-3 relating to the shares of our Class A common stock covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet website listed above.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” “goal,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus supplement and in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under the heading “Risk Factors,” which is incorporated herein by reference. We assume no obligation to revise or update any forward-looking statements, which speak only as of the dates they are made.

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Prospectus Supplement Summary

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in our Class A common stock. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We are a leading provider of production optimization, artificial lift and methane abatement solutions for oil and natural gas industry. Our ability to execute our strategy is also subject to certain risks. Our products and services include a full range of equipment and technology solutions that enable our customers to efficiently and cost-effectively maximize the profitability and economic lifespan of the production phase of their operations. Our principal products and services are organized into two business segments: (i) Production Solutions; and (ii) Natural Gas Technologies. Our core technologies include high pressure gas lift, conventional gas lift, plunger lift and vapor recovery unit solutions, all of which are overlaid by our proprietary digital technologies and solutions that enable real-time remote monitoring and control to maximize efficiencies for our products and services.

Recent Developments

Acquisition of Valiant Artificial Lift Solutions

On March 2, 2026, we completed the acquisition of all of the issued and outstanding equity interests of Riverstone Oilfield Services and Equipment, Inc. pursuant to a stock purchase agreement, dated as of February 1, 2026, between us and Riverway Group. The total consideration for the acquisition was approximately $200 million, consisting of (i) $170 million of net cash consideration, net of Valiant’s cash on hand of approximately $120 million, and (ii) 1,454,849 shares of our Class A common stock, which share amount was originally determined based on the 10-day volume-weighted average price as of January 30, 2026. The total cash consideration for the acquisition, which includes consideration to acquire Valiant’s cash on hand, was funded utilizing our available capacity under our revolving credit facility.

Loss of “Controlled Company” Status

Upon the completion of this offering, GEC is expected to own approximately 33.1% of our outstanding common stock (or approximately 31.8% if the underwriters exercise their option to purchase additional shares of our Class A common stock from the selling stockholders in this offering in full) and GEC and White Deer Management LLC (together with its affiliates, “White Deer”), collectively, are expected to own approximately 49.0% of our outstanding common stock (or approximately 47.7% if the underwriters exercise their option to purchase additional shares of our Class A common stock in full). As a result, we will no longer be deemed to be a “controlled company” as defined under the corporate governance rules of the NYSE.

Although we will no longer be a “controlled company,” we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies during a one-year transition period. As a result, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. As a “controlled company,” we currently rely on the exemptions from the requirement that (i) our board of directors (our “Board”) be composed of a majority independent directors, (ii) our compensation committee of our Board (our “Compensation Committee”) be composed of entirely independent directors and (iii) our nominating and governance committee of our Board (our “Nominating and

Governance Committee”) be composed of entirely independent directors. However, before the one-year transition period has expired, our Board will be composed of a majority independent directors and each of our Compensation Committee and the Nominating and Governance Committee will be composed entirely of independent directors in accordance with the corporate governance rules of the NYSE. See “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—Following the consummation of this offering and the concurrent private placement, we will no longer be considered a “controlled company” within the meaning of the NYSE rules and the rules of the SEC.”

Although we will no longer be deemed a “controlled company,” pursuant to the provisions set forth in the stockholders agreement, dated as of January 17, 2025 (the “Stockholders Agreement”), among us, GEC affiliates, White Deer affiliates and the other stockholders party thereto, immediately after giving effect to this offering, GEC will continue to have the right to nominate to our Board two designees and three independent directors.

Share Repurchase

Subject to the completion of this offering, we intend to purchase from the underwriters 10% of the shares of our Class A common stock that are the subject of this offering at the price per share received by the selling stockholders in this offering. Assuming we repurchase 10% of the shares of our Class A common stock that are the subject of this offering, we would purchase 780,000 shares of our Class A common stock in this offering. The closing of the Share Repurchase is contingent on the closing of this offering.

We intend to fund the Share Repurchase with cash on hand. Any shares of our Class A common stock that we repurchase in the Share Repurchase will be cancelled. The Share Repurchase will be completed pursuant to our existing share repurchase program. A committee of our board of directors (the “Board”), consisting solely of independent and disinterested directors with respect to the Share Repurchase and the selling stockholders, approved the Share Repurchase pursuant to authority delegated by the Board.

The closing of this offering is not conditioned upon the completion of the Share Repurchase, and, accordingly, there can be no assurance that the Share Repurchase will be completed. The description of, and the other information in this prospectus supplement regarding, the Share Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of common stock subject to the Share Repurchase.

Corporate Information

Our principal executive offices are located at 1300 Post Oak Blvd., Suite 450, Houston, Texas, 77056. Our telephone number is (713) 994-4877. Our website address is www.flowco-inc.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part hereof or thereof.

The Offering

Class A common stock offered by the selling stockholders	7,800,000 shares (or 8,970,000 shares if the underwriters exercise their option to purchase additional shares in full). All of such shares represent shares of our Class A common stock to be issued to the selling stockholders upon redemption of an equivalent number of Common Units of Flowco MergeCo LLC (“LLC Interests”) and the cancellation of a corresponding number of shares of Class B common stock immediately prior to the closing of this offering. See “Selling Stockholders.”

Class A common stock outstanding immediately after this offering and the Share Repurchase(1)	40,673,124 shares (assuming we would repurchase 10% of the shares of our Class A common stock that are the subject of this offering) (or 41,816,350 shares if the underwriters exercise their option to purchase additional shares in full).

Share Repurchase	Subject to the completion of this offering, we intend to purchase 10% of the shares of our Class A common stock from the underwriters that are the subject of this offering at the price per share to be received by the selling stockholders in this offering. Assuming we repurchase 10% of the shares of our Class A common stock that are the subject of this offering, we would purchase 780,000 shares of our Class A common stock in this offering. The closing of this offering is not conditioned upon the completion of the Share Repurchase. The closing of the Share Repurchase is contingent on the closing of this offering. A committee of our Board, consisting solely of independent and disinterested directors with respect to the Share Repurchase and the selling stockholders, approved the Share Repurchase pursuant to authority delegated by the Board.

Use of proceeds	All of the shares of our Class A common stock offered hereby are being sold by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares of our Class A common stock in this offering.

NYSE symbol	“FLOC”

Risk factors	Investing in our Class A common stock involves certain risks. You should consider carefully the specific factors set forth under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in our Class A common stock offered hereby.

Following this offering, we will no longer be considered a “controlled company” within the meaning of the NYSE corporate governance standards and, as a result, will no longer qualify for exemptions from certain corporate governance requirements. See “—Recent Developments—Loss of “Controlled Company” Status” and “Risk Factors—Risks Related to this Offering and Ownership of Our Class A Common Stock—Following the consummation of this offering, we will no longer be considered a “controlled company” within the meaning of the NYSE rules and the rules of the SEC.”

(1)

The number of shares of our Class A common stock outstanding after this offering include (i) 33,831,613 shares of Class A common stock outstanding as of March 18, 2026, and (ii) 7,621,511 shares of Class A common stock issuable upon redemption of LLC Interests in connection with this offering (or 8,764,737 shares of Class A common stock if the underwriters’ option to purchase additional shares of Class A common stock is exercised in full). Such shares do not include outstanding shares of Class B common stock. As of March 18, 2026, there were outstanding 57,285,991 shares of Class B common stock.

Risk Factors

You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” on page 3 of the accompanying prospectus and the “Risk Factors” section contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 before purchasing any shares of our Class A common stock. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market price of our Class A common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Ownership of Our Class A Common Stock

The price of shares of our Class A common stock may change significantly following this offering, and you may not be able to resell our Class A common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

Volatility in the market price of our Class A common stock may prevent you from being able to sell the shares at or above the price you paid for them. The market price of our Class A common stock could fluctuate significantly for various reasons such as, but not limited to, the following, many of which are beyond our control:

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in our earnings or recommendations by research analysts who track our Class A common stock or the stock of other companies in our industry;

•

changes in general conditions in the U.S. and global economy, financial markets or our industry, including those resulting from changes in trade and tariff policies, changes in fuel prices or fuel shortages, war, incidents of terrorism, pandemics or responses to such events;

•	changes in the competitive landscape for our industry, including any changes resulting from industry consolidation whether or not involving us;

•	our liquidity position;

•	future sales by us or the selling stockholders of our Class A common stock or other securities;

•	our dividend policy; and

•

the other risks described or referred to in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, this prospectus supplement and the accompanying prospectus.

In addition, in recent periods, the stock market has experienced extreme declines and volatility. This volatility has had a significant negative impact on the market price of securities issued by many companies.

Following the consummation of this offering, we will no longer be considered a “controlled company” within the meaning of the NYSE rules and the rules of the SEC.

Following the consummation of this offering and the concurrent private placement, we will no longer be considered a “controlled company” within the meaning of the corporate governance standards of the NYSE and the rules of the SEC. However, even though we will no longer be a “controlled company,” during a one-year transition period we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies, including:

•	the requirement that our Board be composed of a majority of independent directors;

•	the requirement that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement that our Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a “controlled company”, we currently rely only on the above exemptions. However, before the one-year transition period has expired, our Board will be composed of a majority of independent directors and each of our Compensation Committee and the Nominating and Governance Committee will be composed entirely of independent directors in accordance with the corporate governance rules of the NYSE.

The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, stockholders may not have the same protections afforded to stockholders of other companies that are subject to all of the corporate governance requirements of the NYSE.

GEC and White Deer own, and will continue to own, a significant amount of our voting power, and their interests in our business may be different than yours.

Following this offering, GEC is expected to own approximately 33.1% of our outstanding common stock (or approximately 31.8% if the underwriters exercise their option to purchase additional shares of our Class A common stock from the selling stockholders in this offering in full) and GEC and White Deer, collectively, are expected to own approximately 49.0% of our outstanding common stock (or approximately 47.7% if the underwriters exercise their option to purchase additional shares of our Class A common stock in full).

Under the Stockholders Agreement, (i) GEC has the right to designate two (2) of our directors, or the “GEC Directors,” for as long as GEC and its affiliates (the “GEC Affiliates”) beneficially own, directly or indirectly, in the aggregate at least 20% of our issued and outstanding Class A common stock (assuming that all outstanding LLC Interests in Flowco MergeCo LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) (our “Deemed Outstanding Class A Shares”) and if at any time the GEC Affiliates beneficially own, directly or indirectly, in the aggregate less than 20% and at least 10% of our Deemed Outstanding Class A Shares, GEC has the right to designate one (1) of our directors, and (ii) White Deer has the right to designate one (1) of our directors, or the “White Deer Director,” which is the White Deer Director for as long as White Deer beneficially owns, directly or indirectly, in the aggregate, at least 10% of our Deemed Outstanding Class A Shares

In addition, for so long as the GEC Affiliates beneficially own, directly or indirectly, in the aggregate at least 30% of our Deemed Outstanding Class A Shares, GEC will be entitled to designate for nomination by the Board of Directors in any applicable election, that number of individuals who satisfy specified NYSE and SEC independent requirements (the “Independence Requirements”), which, assuming all such individuals are successfully elected to the board, when taken together with any incumbent independent director initially designated at the closing of this offering or subsequently designated for nomination by GEC (an “Independent Director”) not standing for election in such election, would result in there being at least three (3) Independent Directors on the Board (and to designate for nomination by the Board in any applicable election any other directors intended to qualify as Independent Directors), and (ii) if at any time, the GEC Affiliates beneficially own, directly or indirectly, in the aggregate less than 30% but at least 20% of the Deemed Outstanding Class A Shares, GEC became entitled to designate for nomination by the Board in any applicable election that number of individuals who each satisfy the Independence Requirements, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Independent Director not standing for election in such election, would result in there being two (2) Independent Director serving on the Board. Individuals designated by GEC as Independent Directors do not count against the number of GEC Directors that may be designated. GEC is not entitled to designate any individuals as Independent Directors if at any time the GEC Affiliates beneficially own, directly or indirectly, less than 20% of the Deemed Outstanding Class A Shares.

In addition to rights relating to the nomination of directors and our Board, the Stockholders Agreement includes certain consent rights with respect to actions by the company and our subsidiaries as long as GEC affiliates or White Deer affiliates, respectively, beneficially own, directly or indirectly, at least 10% of the Deemed Outstanding Class A Shares.

Although we will no longer be a “controlled company,” GEC and White Deer will have the ability to strongly influence the vote in any election of directors and could have the ability to influence any transaction that requires stockholder approval regardless of whether others believe the transaction is in our best interests. In any of these matters, the interests of GEC and White Deer may differ from or conflict with the interests of our other stockholders. Moreover, this concentration of stock ownership may also adversely affect the trading price for our Class A common stock to the extent investors perceive disadvantages in owning stock of a company with large stockholders. In addition, since GEC and White Deer will continue to beneficially own collectively approximately 49.0% of our common stock (or 47.7% if the underwriters exercise their option to purchase additional shares of a Class A common stock from the selling stockholders in full) following this offering, the price of our Class A common stock may be volatile due to a limited public float.

This offering is not conditioned on the closing of the Share Repurchase.

The closing of the Share Repurchase is conditioned upon the closing of this offering, but the closing of this offering is not conditioned upon the closing of the Share Repurchase. As a consequence, no assurance can be given to purchasers of the Class A common stock in this offering that the proposed Share Repurchase will in fact be consummated. If we do not consummate the Share Repurchase, your relative ownership percentage in us will be less than it would be if we complete the Share Repurchase.

If securities or industry analysts either do not publish research about us, or publish inaccurate or unfavorable research about us, our businesses could be adversely impacted or, if such analysts change their recommendations regarding our Class A common stock adversely, our stock price or trading volume could decline.

The trading market for our Class A common stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our businesses, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Class A common stock, provide more favorable recommendations about our competitors, or publish inaccurate or unfavorable research about our businesses, the trading price of our Class A common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Use of Proceeds

All of the shares of our Class A common stock offered hereby are being sold by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares of our Class A common stock in this offering or if the underwriters exercise their option to purchase additional shares of our Class A common stock. The selling stockholders will bear the underwriting discount attributable to their sale of our Class A common stock, and we will bear the remaining expenses.

Selling Stockholders

The following table sets forth the name of each selling stockholder, the number of shares of our Class A common stock and the percentage of our Class A common stock beneficially owned by each selling stockholder prior to this offering, the number of shares offered under this prospectus supplement by each selling stockholder (inclusive of the shares that may be sold by each selling stockholder if the underwriters exercise in full their option to purchase additional shares from such selling stockholder in this offering), and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by each selling stockholder after completion of this offering and the Share Repurchase, with and without exercise of the underwriters’ option to purchase 1,170,000 additional shares in this offering.

The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported based on (i) 91,117,604 shares of common stock outstanding as of March 18, 2026, (consisting of 33,831,613 shares of Class A common stock and 57,285,991 shares of Class B common stock) and (ii) pro forma adjustments for 7,621,511 shares of Class A common stock issuable upon redemption of LLC Interests in connection with this offering (or 8,764,737 shares of Class A common stock if the underwriters’ option to purchase additional shares of Class A common stock is exercised in full, and cancellations of an equal number of shares of Class B common stock) to reflect the redemption of LLC Interests by each of (i) GEC Partners III-B LP, (ii) GEC Partners III LP and (iii) GEC Estis Co-Invest II LLC for an equal number of shares of our Class A common stock being sold by such selling stockholders in this offering, and assume that the shares offered hereunder are sold as contemplated herein.

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						Assuming no exercise of the underwriters’ option to purchase additional shares				Assuming exercise of the underwriters’ option to purchase additional shares in full
Selling Stockholder(1)	Class A common stock beneficially owned prior to the offering		Class B common stock beneficially owned prior to the offering		Class A common stock offered hereby(3)(4)	Class A common stock beneficially owned after completion of the offering		Class B common stock beneficially owned after completion of the offering		Class A common stock beneficially owned after completion of the offering		Class B common stock beneficially owned after completion of the offering
	Number	Percentage(2)	Number	Percentage		Number	Percentage(2)	Number	Percentage	Number	Percentage(2)	Number	Percentage
GEC Estis Co-Invest II LLC	19,616,559	27.7%	19,616,559	34.2%	4,635,936	15,585,309	22.2%	15,585,309	31.4%	14,980,623	21.4%	14,980,623	30.9%
GEC Partners III LP	9,283,868	13.1%	9,283,868	16.2%	2,194,034	7,376,013	10.5%	7,376,013	14.9%	7,089,834	10.1%	7,089,834	14.6%
GEC Partners III-B LP	8,186,804	11.5%	8,186,804	14.3%	1,934,767	6,504,398	9.3%	6,504,398	13.1%	6,252,037	8.9%	6,252,037	12.9%
GEC Partners III GI LP	460,797	*	—	—	108,899	366,103	*	—	—	351,898	*	—	—
GEC Partners III-B GI LP	407,760	*	—	—	96,364	323,965	*	—	—	311,396	*	—	—

*	Less than 1%.
(1)

GEC Capital Group III LP is the general partner of each of GEC Partners III LP and GEC Partners III-GI LP, and GEC Group Ltd. is the general partner of GEC Capital Group III LP. GEC Capital Group III-B LP is the managing member or general partner of each of GEC Estis Co-Invest II LLC, GEC Partners III-B LP and GEC Partners III-B GI LP, and GEC Group B Ltd. is the general partner of GEC Capital Group III-B LP. Mr. Fairbanks is the manager and controlling member of GEC, GEC Group Ltd. and GEC Group B. Ltd, as well as GEC Advisors LLC, a registered investment advisor to the funds that beneficially own such shares, with discretionary authority over each such fund’s accounts. Jonathan B. Fairbanks, a director and Chairperson of the Company’s board of directors, controls GEC Advisors LLC.

(2)

Percentage of Class A common stock beneficially owned includes (i) all outstanding shares of Class A common stock together with (ii) shares of Class A common stock issuable upon redemption of all outstanding LLC Interests beneficially owned by GEC Advisors LLC (as securities for which a person has the right to acquire beneficial ownership withing 60 days), but excludes Class A common stock issuable upon redemption of LLC Interests by other holders. After completion of this offering, reflects the Share Repurchase (assuming we would repurchase 10% of the shares of our Class A common stock that are the subject of this offering). This offering is not conditioned on the closing of the Share Repurchase. If the Share Repurchase is not consummated, the percentage of shares of our Class A common stock beneficially owned by the selling stockholders after completion of this offering will be less than it would be as shown giving effect to the Share Repurchase. Please read “Risk Factors—This offering is not conditioned on the closing of the Share Repurchase.”

(3)

The shares of Class A common stock to be sold in this offering by each of (i) GEC Partners III-B LP, (ii) GEC Partners III LP and (iii) GEC Estis Co-Invest II LLC represent shares of Class A common stock to be issued to such selling stockholders upon redemption by such selling stockholders of an equivalent number of LLC Interests and the cancellation of a corresponding number of shares of Class B common stock immediately prior to the closing of this offering. The shares of Class A common stock to be sold by each of GEC Partners III GI LP and GEC Partners III-B GI LP are currently issued and outstanding. After giving effect to this offering, the combined voting power of GEC Advisors LLC of shares of common stock beneficially owned by GEC Advisors LLC will be approximately 33.1% (or 31.8% if the underwriters exercise their option to purchase additional shares in full).

(4)

Class A common stock offered hereby includes the maximum number of shares issuable, assuming the full exercise of the underwriters’ option to purchase additional shares. If the underwriters do not elect to exercise such option, the Class A common stock offered hereby will include the sale of the following number of shares by each selling stockholder: of (i) GEC Estis Co-Invest II LLC – 4,031,250 shares; (ii) GEC Partners III LP – 1,907,855 shares, (iii) GEC Partners III-B LP – 1,682,406 shares; (iv) GEC Partners III GI LP – 94,694 shares; and (v) GEC Partners II-B GI LP – 83,795 shares.

Underwriting

The selling stockholders are offering the shares of our Class A common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC and Jefferies LLC are acting as representatives of the underwriters. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of our Class A common stock listed next to its name in the following table:

Underwriter	Number of Shares
J.P. Morgan Securities LLC
Jefferies LLC

Total	7,800,000

The underwriters are committed to purchase all the shares of our Class A common stock offered by the selling stockholders if they purchase any shares of our Class A common stock. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of our Class A common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per share of our Class A common stock. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $    per share from the initial public offering price. After the initial offering of the shares of our Class A common stock to the public, if all of the Class A common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares of our Class A common stock made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,170,000 additional shares of our Class A common stock from the selling stockholders to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares of our Class A common stock. If any shares of our Class A common stock are purchased with this option to purchase additional shares of our Class A common stock, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of our Class A common stock are purchased, the underwriters will offer the additional shares of our Class A common stock on the same terms as those on which the shares of our Class A common stock are being offered.

Subject to the completion of this offering, we intend to purchase from the underwriters 10% of the shares of our Class A common stock that are the subject of this offering at the price per share to be received by the selling stockholders in this offering. Assuming we repurchase 10% of the shares of our Class A common stock that are the subject of this offering, we would purchase 780,000 shares of common stock in this offering. See “Prospectus Supplement Summary—Share Repurchase.” The closing of this offering is not conditioned upon the completion of the Share Repurchase.

The underwriting fee is equal to the public offering price per share of our Class A common stock less the amount paid by the underwriters to the selling stockholders per share of our Class A common stock. The underwriting fee is $     per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $    . The underwriters have agreed to reimburse us for certain expenses in connection with the offering. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of our Class A common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of our Class A common stock or securities convertible into or exercisable or exchangeable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A common stock or such other securities, in cash or otherwise), in each case without the prior written consent of each of J.P. Morgan Securities LLC and Jefferies LLC for a period of 45 days after the date of this prospectus, other than the shares of our Class A common stock to be sold in this offering (including the shares of our Class A common stock to be purchase by us in the Share Repurchase).

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of Class A common stock or securities convertible into or exercisable for shares of our Class A common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our Class A common stock or securities convertible into or exercisable or exchangeable for shares of our Class A common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus, provided that such recipients enter into a lock-up agreement with the underwriters; (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (iv) the issuance of shares of Class A common stock or securities convertible into, exercisable for, or which are otherwise exchangeable for, our Class A common stock in acquisitions or other similar strategic transactions, not to exceed up to 10% of the outstanding shares of our common stock immediately following the closing of this offering and the Share Repurchase; or (v) the issuance of shares of our Class A common stock in connection with the redemption or exchange of redeemable or exchangeable securities in Flowco MergeCo LLC.

The selling stockholders, our executive officers and our directors, and certain funds affiliated with White Deer (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 45 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of each of J.P. Morgan Securities LLC and Jefferies LLC (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this prospectus supplement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (iv) to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act, as amended) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee upon death, disability or termination of employment, in each case, of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement, or exercise of RSUs, options, warrants or other rights to purchase shares of our Class A common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such RSUs, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the underwriting agreement, and provided further that any such RSUs, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all stockholders involving a change in control (“change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (xii) exchange any LLC Interests of Flowco MergeCo LLC (or securities convertible into, exchangeable for or that represent the right to receive LLC Interests) and a corresponding number of our Class B common stock representing limited liability company interests into or for shares of our Class A common stock pursuant to the Second Amended and Restated Limited Liability Company Agreement of Flowco MergeCo LLC, provided that any such shares of Class A common stock received upon such exchange would be subject to the restrictions in the immediately preceding paragraph; provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representatives a lock-up letter, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period) and (C) in the case of any transfer or distribution pursuant to clause (a)(vi), (vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion or exchange of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our Class A common stock or warrants to acquire shares of our Class A common stock (including the redemption or exchange of LLC Interests for shares of Class A common stock in accordance with the limited liability company agreement of Flowco MergeCo LLC), provided that any such shares of Class A common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities, provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan; and (e) the sale of our Class A common stock pursuant to the terms of the underwriting agreement.

J.P. Morgan Securities LLC and Jefferies LLC in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our Class A common stock is listed on the NYSE and the NYSE Texas under the symbol “FLOC.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares of our Class A common stock referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares of our Class A common stock, in whole or in part, or by purchasing shares of our Class A common stock in the open market. In making this determination, the underwriters will consider, among other things, the price of shares of our Class A common stock available for purchase in the open market compared to the price at which the underwriters may purchase shares of our Class A common stock through the option to purchase additional shares of our Class A common stock. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares of our Class A common stock in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares of our Class A common stock as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE and the NYSE Texas, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of J.P. Morgan Securities LLC and Jefferies LLC; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance;

provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or DFSA.

Notice to prospective investors in Australia

This prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in

Australia, except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial

Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

J.P. Morgan Securities LLC and Jefferies LLC have acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of J.P. Morgan Securities LLC and Jefferies LLC has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)

otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products)

Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Legal Matters

The validity of the shares of our Class A common stock offered hereby will be passed upon by Sidley Austin LLP, Houston, Texas. Sidley Austin LLP and Conyers Dill & Pearman Limited are counsel to the selling stockholders, and Latham & Watkins LLP, Houston, Texas, is counsel to the underwriters in connection with this offering.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC, provided, however, that except as specifically provided below, we are not incorporating any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (and Items 10, 11, 12, 13, 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	Current Reports on Form 8-K filed on February 2, 2026, February 5, 2026, and March 3, 2026; and

•

the description of our Class  A common stock contained in the registration statement filed with the SEC on Form 8-A on January 15, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement.

You may obtain copies of any of these documents, free of charge, by contacting us at the address or telephone number provided under “Where You Can Find More Information.”

PROSPECTUS

FLOWCO HOLDINGS INC.

$500,000,000

Class A Common Stock

Preferred Stock

Rights

Warrants

Units

Up to 57,530,845 Shares of Class A Common Stock Offered by the Selling Stockholders

Flowco Holdings Inc. (“Flowco,” “we,” “us,” or the “Company”), a Delaware corporation may from time to time offer and sell up to $500,000,000, together or separately, in one or more offerings of our Class A common stock, par value $0.0001 per share (“Class A common stock”) and our preferred stock, par value $0.0001 per share (“preferred stock”), which we may issue in one or more series, rights (“rights”) and (“warrants”) warrants to purchase our Class A common stock or preferred stock, and units consisting of one or more of the same, or any combination thereof (collectively, the “securities”).

This prospectus also relates to the offer and resale from time to time in one or more offerings by the selling stockholders named in this prospectus (together with their permitted transferees and assignees or other successors, the “selling stockholders”) of an aggregate of up to 57,530,845 shares of Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders.

This prospectus describes some of the general terms and conditions that may apply to the securities offered by this prospectus. Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We and the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through on or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The timing and amount of any sale by the selling stockholders are within the sole discretion of the selling stockholders. There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. For further information regarding the possible methods by which the shares may be distributed, see the section titled “Plan of Distribution” beginning on page 17 of this prospectus.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the trading symbol “FLOC”. On February 3, 2026, the last reported sale price of our Class A common stock was $22.13 per share. We will provide information in the applicable prospectus supplement for the trading market, if any, for any preferred stock we may offer.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and as such, have elected to comply with reduced disclosure and public reporting requirements for this prospectus and the documents incorporated by reference herein and in future filings.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement to read about factors you should consider before buying our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 10, 2026.

Neither we nor the selling stockholders have authorized anyone to give you any information other than in this prospectus and the information incorporated by reference herein. We and the selling stockholders can provide no assurances as to the reliability of any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus that we file with the Commission. This prospectus is an offer to sell only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus is current only as of its date regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit this offering or the possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus up to $500,000,000, and the selling stockholders may offer and sell from time to time, in one or more offerings, up to 57,530,845 shares of Class A common stock as described in this prospectus.

This prospectus provides you with a general description of the securities that we or the selling stockholders may offer from time to time. Each time we offer and sell securities, we will, and each time the selling stockholders sell securities, the selling stockholders may, if required, provide an accompanying prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The accompanying prospectus supplement or free writing prospectus may also add, update, change or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the accompanying prospectus supplement or free writing prospectus, as applicable. You should carefully read both this prospectus and any accompanying prospectus supplement (and any free writing prospectus), together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Flowco Holdings Inc. and its consolidated subsidiaries.

TRADEMARKS

This prospectus includes our trademarks and trade names which are protected under applicable intellectual property laws and are our property. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of the securities covered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We also make available, free of charge, on or through our website (www.flowco-inc.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

You may request a copy of any of our filings or any of the documents incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference into those documents) at not cost by writing or calling: Flowco Holdings Inc., 1300 Post Oak Blvd., Suite 450, Houston Texas 77056, Attention: Investor Relations, Telephone: (888) 759-0109.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC, provided, however, that except as specifically provided below, we are not incorporating any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•

our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March  20, 2025, of which Part II, Item 8, (“Financial Statements and Supplementary Data”) is superseded by Exhibit 99.1 to the Current Report on Form 8-K filed on February 4, 2026;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May  13, 2025, August  5, 2025, and November 5, 2025 respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 21, 2025, May 27, 2025, June 12, 2025, August 4, 2025, August 14, 2025, February 2, 2026 and February 4, 2026; and

•

the description of our Class A common stock contained in the registration statement filed with the SEC on Form 8-A on January 13, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus.

You may obtain copies of any of these documents, free of charge, by contacting us at the address or telephone number provided under “Where You Can Find More Information.”

OUR COMPANY

We are a leading provider of production optimization, artificial lift and methane abatement solutions for oil and natural gas industry. Our ability to execute our strategy is also subject to certain risks. Our products and services include a full range of equipment and technology solutions that enable our customers to efficiently and cost-effectively maximize the profitability and economic lifespan of the production phase of their operations. Our principal products and services are organized into two business segments: (i) Production Solutions; and (ii) Natural Gas Technologies. Our core technologies include high pressure gas lift, conventional gas lift, plunger lift and vapor recovery unit solutions, all of which are overlaid by our proprietary digital technologies and solutions that enable real-time remote monitoring and control to maximize efficiencies for our products and services.

Shares of our Class A common stock trade on the NYSE and the NYSE Texas under the ticker symbol “FLOC”.

Our principal executive offices are located at 1300 Post Oak Blvd., Suite 450, Houston, Texas, 77056. Our telephone number is (713) 994-4877. Our website address is www.flowco-inc.com. The information on our website is deemed not to be incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities offered pursuant to this prospectus involves substantial risk. Before deciding to invest in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, and any subsequent quarterly reports on Form 10-Q or current reports, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act, together with all of the other information contained in this prospectus, in any prospectus supplement and the information incorporated by reference herein and therein. If any of these risks occurs, our business, financial condition, liquidity, results of operations or capital position could be materially affected, which could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Some factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following:

•

trends in crude oil and natural gas prices may affect production-related activities and production-related operating expenditures by our customers, and therefore the demand for, and profitability of, our products and services;

•	decreased expenditures by our customers can adversely impact our customers’ demand for our products and services and our revenue;

•	our operations could be adversely affected by global market and economic conditions in ways we may not be able to predict or control;

•	we could lose customers or generate lower revenue, operating profits, and cash flows if there are significant increases in the cost of raw materials or if we are unable to obtain raw materials;

•	continuing inflation and cost increases may impact our sales margins and profitability;

•	we might be unable to successfully compete with other companies in our industry;

•	if we are unable to develop new products and technologies, our competitive position may be impaired, which could materially and adversely affect our sales and market share;

•

our products are used in operations that are subject to potential hazards inherent in the oil and natural gas industry and, as a result, we are exposed to potential liabilities that may affect our financial condition and reputation;

•	consolidation in our industry may impact our results of operations;

•	the credit risks of our customer base could result in losses;

•	the loss of one or more significant customers could have an adverse impact on our financial results;

•	changes in our customer and product mix could cause our profit margin to fluctuate;

•	we are subject to information technology, cybersecurity and privacy risks;

•

we have identified material weaknesses in our internal control over financial reporting, and if we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and share price;

•	we are subject to risks relating to existing international operations and expansion into new geographical markets;

•	adverse health events, such as a pandemic, could adversely affect our business, liquidity, and financial results;

•	failure to attract, retain and develop qualified personnel could have an adverse effect on our results of operations, financial condition and cash flows;

•	the inability to protect or obtain patent and other intellectual property rights could adversely affect our revenue, operating profits and cash flows;

•	natural disasters and unusual weather conditions could have an adverse impact on our business;

•	our growth and results of operations may be adversely affected if we are unable to complete third party acquisitions on acceptable terms and integrate such acquisitions;

•	investor sentiment towards climate change, fossil fuels, and other Environmental, Social and Governance matters could adversely affect our access to and cost of capital and stock price;

•	our credit agreement imposes restrictions that limit our operating flexibility and such facility may not be available if financial covenants are violated or if an event of default occurs;

•	our exposure to exchange rate fluctuations on cross-border transactions and the translation of local currency results into U.S. dollars could negatively impact our results of operations;

•	our indebtedness could adversely affect our financial condition and operating flexibility;

•	disruptions in the capital and credit markets, sustained low commodity prices, our debt level, and other factors may restrict our ability to raise capital on favorable terms, or at all;

•	war, terrorism, or civil unrest could harm our business;

•

federal, state and local legislative and regulatory initiatives relating to oil and natural gas development and the potential for related litigation could result in increased costs and additional operating restrictions or delays for our customers, which could reduce demand for our products;

•

we and our customers are subject to extensive environmental and health and safety laws and regulations that may increase our costs, limit the demand for our products and services or restrict our operations;

•

our reputation, ability to do business, and results of operations may be impaired by violations of U.S. and international laws and regulations regarding anti-bribery, trade control, trade sanctions, anti-corruption, and similar laws;

•	tariffs and other trade measures could adversely affect our results of operations, financial position and cash flows; and

•

changes in domestic and foreign governmental laws, regulations and policies, risks associated with emerging markets, changes in statutory tax rates and laws, and unanticipated outcomes with respect to tax audits could adversely affect our business, profitability and reputation.

For more information regarding these and other risks and uncertainties we face, see “Part 1. Item 1A. Risk Factors,” of our Annual Report on Form 10-K and any subsequent filings. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

The selling stockholders may offer and sell up to an aggregate of 57,530,845 shares of Class A common stock under this prospectus. Accordingly, we will not receive any proceeds from the sales of Class A common stock sold by the selling stockholders. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of Class A common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares of Class A common stock by the selling stockholders. See the section entitled “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus also relates to the offer and sale from time to time of up to 57,530,845 shares of Class A common stock, including shares of Class A common stock issuable upon redemption of LLC Units, by the selling stockholders.

The table below and accompanying footnotes lists the selling stockholders and information regarding the ownership of the shares of Class A common stock and shares of Class B common stock held by each selling stockholder supplied to us by each selling stockholder and such information is as of January 30, 2026 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by each selling stockholder, that except as may otherwise be indicated in the footnotes to the table below, each selling stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by it.

Because each selling stockholders identified in the table may dispose of some or all of the shares of common stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of the shares of common stock available for resale hereby that will be held by each selling stockholder upon termination of this offering. In addition, each selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that each selling stockholder will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus. Each selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on 29,647,189 shares of Class A common stock and 60,015,566 shares of Class B common stock outstanding as of January 30, 2026.

Except as set forth below, the selling stockholders are investors who have had no position, office, or other material relationship (other than as a purchaser of securities) with us or any of our affiliates within the past three years. Our knowledge is based on information provided by selling stockholder questionnaires in connection with the filing of this prospectus.

The number of shares offered for sale by the selling stockholders include both shares issued and outstanding and shares issuable upon redemption of LLC Units. However, with respect to Class B common stock beneficially owned by selling stockholders other than (i) selling stockholders controlled by GEC Advisors LLC or (ii) the White Deer Entities (as defined below), the Class A common stock beneficially owned by such holders does not include shares shares issuable upon redemption of outstanding LLC Units, based on the company’s option to redeem such shares for cash.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Class A Common Stock Beneficially Owned Prior to the Offering		Class B Common Stock Beneficially Owned Prior to the Offering		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering		Class B Common Stock Beneficially Owned After Completion of the Offering
Selling Stockholders	Number	Percentage	Number	Percentage	Number	Number	Percentage	Number	Percentage
GEC Partners III-B LP (1)	8,186,804	9.1%	8,186,804	13.6%	8,186,804	—	—	—	—
GEC Partners III LP (1)	9,283,868	10.4%	9,283,868	15.5%	9,283,868	—	—	—	—
GEC Estis Co-Invest II LLC (1)	19,616,559	21.9%	19,616,559	32.7%	19,616,559	—	—	—	—
GEC Partners III GI LP (1)	460,797	*	—	0.0%	460,797	—	—	—	—
GEC Partners III-B GI LP (1)	407,760	*	—	0.0%	407,760	—	—	—	—
WD Thunder CV IND LP (2)	92,644	*	—	0.0%	92,644	—	—	—	—
WD Thunder CV Parallel LP (2)	3,325,253	3.7%	—	0.0%	3,325,253	—	—	—	—
WD Thunder CV LP (2)	965,166	1.1%	—	0.0%	965,166	—	—	—	—
WDE Flogistix Aggregate LLC (2)	10,100,525	11.3%	10,100,525	16.8%	10,100,525	—	—	—	—
Genesis Park II, LP (3)	—	0.0%	4,523,453	7.5%	4,523,453	—	—	—	—
Chad Roberts (4)	67,008	*	568,016	*	568,016	—	—	—	—

*	Represents beneficial ownership less than one percent.
(1)

GEC Capital Group III LP is the general partner of each of GEC Partners III LP and GEC Partners III-GI LP, and GEC Group Ltd. is the general partner of GEC Capital Group III LP. GEC Capital Group III-B LP is the managing member or general partner of each of GEC Estis Co-Invest II LLC, GEC Partners III-B LP and GEC Partners III-B GI LP, and GEC Group B Ltd. is the general partner of GEC Capital Group III-B LP. Mr. Fairbanks is the manager and controlling member of GEC, GEC Group Ltd. and GEC Group B. Ltd, as well as GEC Advisors LLC, a registered investment advisor to the funds that beneficially own such shares, with discretionary authority over each such fund’s accounts. Jonathan B. Fairbanks, a director and Chairperson of the Company’s board of directors, controls GEC Advisors LLC.

(2)

WD Thunder CV GP LP (“CV GP”) is the general partner of each of WD Thunder CV IND LP (“CF IND”), WD Thunder CV Parallel LP (“CF Parallel”) and WD Thunder CV LP (“CF Main”), and is the sole manager of WDE Flogistix Aggregate LLC (“WDE”). CV GP is controlled by WD Thunder CV Ultimate GP LLC (“WD GP,” together with CV GP, CF IND, CF Parallel, CF Main and WDE, the “White Deer Entities”). WD GP is controlled by its board of managers which consists of four members. Ben A. Guill, a director of the Company, is a Founding Partner of White Deer Management LLC, an affiliate of the White Deer Entities.

(3)	Paul W. Hobby, a director of the Company, is one of three managers of the general partner of Genesis Park II, LP.
(4)

Chad Roberts serves as our Executive Vice President, Production Solutions. Class A common stock offered hereby includes shares issuable upon redemption of 568,016 shares of Class B common stock and Common Units owned directly as of February 3, 2026, and does not include other shares of Class A common stock beneficially owned.

The information set forth in “Certain Relationships and Related Party Transactions, and Director Independence” in our Annual Report regarding the selling stockholders and their affiliates is incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary, and it does not contain all the information that may be important to you. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the General Corporation Law of the State of Delaware (“DGCL”), as it may be amended from time to time, and to the terms of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”), as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

We are authorized to issue 300,000,000 shares of Class A common stock, 100,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock. As of February 4, 2026, there were 29,647,189 shares of Class A common stock issued and outstanding and 60,015,566 shares of Class B common stock issued and outstanding. As of February 4, 2026, there were no shares of preferred stock outstanding.

Common Stock

Class A Common Stock

Holders of shares of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and on which the holders of the Class A common stock are entitled to vote.

Holders of shares of Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of Class A common stock do not have preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class A common stock.

Holders of shares of Class A common stock will vote together with holders of our Class B common stock, as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to the Certificate of Incorporation or as otherwise required by applicable law or the Certificate of Incorporation. Any amendment to the Certificate of Incorporation that gives holders of the Class B common stock (i) any rights to receive dividends (subject to certain exceptions) or any other kind of distribution, (ii) any right to convert into or be exchanged for shares of Class A common stock, or (iii) any other economic rights (except for payments in cash in lieu of receipt of fractional stock) shall, in addition to the vote of the holders of shares of any class or series of our capital stock required by law, also require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A common stock voting separately as a class.

Class B Common Stock

Each share of our Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally.

Shares of Class B common stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of common units of Flowco MergeCo LLC (“LLC Interests”) held by the Existing Owners and the number of shares of Class B common stock issued to the Existing Owners. Shares of Class B common stock are transferable only together with an equal number of LLC Interests. Only permitted transferees of LLC Interests held by the Existing Owners will be permitted transferees of Class B common stock.

Holders of shares of Class B common stock will vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to the Certificate of Incorporation relating to the terms, number of shares, powers, designations, preferences or relative, participating or other special rights, or to qualifications, limitations or restrictions thereof, of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon or as otherwise required by applicable law or the Certificate of Incorporation.

Except in certain limited circumstances, holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation. Additionally, holders of shares of Class B common stock do not have preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class B common stock. Upon the redemption or exchange of an LLC Interest (together with a share of Class B common stock) for Class A common stock, the shares of Class B common stock will be automatically transferred to the Company for no consideration and will be canceled and no longer outstanding. Such shares of Class B common stock may not be reissued. Any amendment of the Certificate of Incorporation that gives holders of our Class B common stock (i) any rights to receive dividends or any other kind of distribution, (ii) any right to convert into or be exchanged for Class A common stock or (iii) any other economic rights will require, in addition to stockholder approval, the affirmative vote of holders of our Class A common stock voting separately as a class.

Preferred Stock

Under the terms of the Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Class A common stock might believe to be in their best interests or in which the holders of our Class A common stock might receive a premium over the market price of the shares of Class A common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the rights of the Class A common stock to distributions upon a liquidation, dissolution or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Forum Selection

The Certificate of Incorporation provides (i) (a) any derivative action or proceeding brought on behalf of the Company under Delaware law, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, or (e) any other action asserting an “internal corporate claim,” as defined in the DGCL, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that the foregoing choice of forum provision shall not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the U.S. federal courts have exclusive jurisdiction. The Certificate of Incorporation will also provide that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

Anti-Takeover Provisions

The Certificate of Incorporation and Bylaws, contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules and regulations of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and funding of redemptions of LLC Interests. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

The Certificate of Incorporation provides that our board of directors will be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. Pursuant to the terms of the Stockholders Agreement, directors designated by GEC and White Deer may only be removed with or without cause by the request of the party entitled to designate such director. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of a majority of the shares entitled to vote. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Special Meetings of Stockholders; Action by Written Consent of Stockholders

The Bylaws provide that only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders. The Certificate of Incorporation provides that, at any time when GEC and its Affiliates beneficially own, in the aggregate, at least 35% of the voting power of our outstanding capital stock, our stockholders may take action by consent without a meeting, and at any time when GEC and its Affiliates beneficially own, in the aggregate, less than 35% of the voting power of our outstanding capital stock, our stockholders may not take action by consent without a meeting, but may only take action at a meeting of stockholders. These provisions may delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to amending the Bylaws, the size of our board, removal of directors, director and officer liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive forum. The Certificate of Incorporation provides that the board of directors may adopt, amend, alter, or repeal the Bylaws. In addition, the Certificate of Incorporation provides that the stockholders may not adopt, amend, alter or repeal the Bylaws unless such action is approved, in addition to any other vote required by the Certificate of Incorporation, (a) prior to the time when GEC and its Affiliates cease to beneficially own, in the aggregate, 35% of the voting power of the then outstanding shares of our capital stock, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, or (b) from and after the time when GEC and its Affiliates cease to beneficially own, in the aggregate, 35% of the voting power of the then outstanding shares of our capital stock, by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors.

Section 203 of the DGCL

The Certificate of Incorporation contains a provision opting out of Section 203 of the DGCL. However, the Certificate of Incorporation contains provisions that are similar to Section 203. Specifically, the Certificate of Incorporation provides that, subject to certain exceptions, we will not be able to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person, but will exclude GEC, White Deer and their affiliates.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation and the Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunity Doctrine

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation will, to the maximum extent permitted from time to time by Delaware law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to GEC, White Deer or any of our directors who are employees of or affiliated with GEC, White Deer or any director or stockholder who is not employed by us or our subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, GEC, White Deer or any of our directors who are employees of or affiliated with GEC, White Deer or any director or stockholder who is not employed by us or our affiliates will not have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, if GEC, White Deer or any of our directors who are employees of or affiliated with GEC, White Deer or any director or stockholder who is not employed by us or our subsidiaries acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity, unless such opportunity was expressly offered to them solely in their capacity as a director, executive officer or employee of us or our affiliates. To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the corporation or its subsidiaries unless (i) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the Certificate of Incorporation, (ii) we or our subsidiaries, at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) we have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of our or our subsidiaries’ business in which we or our subsidiaries are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. The Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Trading Symbol and Market

Our Class A common stock is listed on the NYSE and the NYSE Texas under the symbol “FLOC.” There is no public trading market for our Class B common stock.

DESCRIPTION OF RIGHTS

We may issue rights to purchase any combination of common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering.

The rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. You should read the particular terms of the rights, which will be described in more detail in any applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.

Any applicable prospectus supplement will describe the terms of rights we offer, the rights agreement relating to the rights and the certificates representing the rights, including the following:

•	the title of the rights and the aggregate number outstanding;

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A common stock, preferred stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.

General

The prospectus supplement relating to any offering of warrants will describe the particular terms of the warrants being offered, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, rights, warrants or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We and the selling stockholders may, from time to time, sell any or all of the securities offered by this prospectus either directly by us or such individual, or through underwriters, dealers or agents or on any exchange on which the securities offering hereby may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The securities offered by this prospectus may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

Sale Through Underwriters or Dealers

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of Class A common stock will be listed on the NYSE and the NYSE Texas, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We and the selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Direct Sales

We or the selling stockholders may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholders may use electronic media, including the Internet, to sell the securities offered by this prospectus directly.

Delayed Delivery or Forward Contracts

We or the selling stockholders may authorize agents, underwriters or dealers to solicit offers to purchase securities from us or the selling stockholders at the public offering price set forth in any applicable prospectus supplement under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in any applicable prospectus supplement.

At-the-Market Offerings

We, the selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of shares of Class A common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such shares of Class A common stock made directly on or through the NYSE or the NYSE Texas, the existing trading markets for the shares of Class A common stock, or in the over-the-counter market or otherwise.

Derivative Transactions

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or the selling stockholders or borrowed from us the selling stockholders, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in any applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. Further, in connection with the sale of our Class A common stock or interests therein, we or the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock in the course of hedging the positions they assume. In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Sales by the Selling Stockholders

We are registering 57,530,845 shares of Class A common stock described in this prospectus to permit the resale of these securities by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the securities.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their respective sales. The selling stockholders may make sales of shares of Class A common stock from time to time through one or more methods specified in this “Plan of Distribution” or through a combination of any of such methods or any other method permitted pursuant to applicable law. These sales may be effected in one or more transactions, including:

•

in the over-the-counter market or on the NYSE, the NYSE Texas or any national securities exchange or quotation service on which the shares of Class A common stock may be listed or quoted at the time of the sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in underwritten transactions;

•	through distributions to the general and limited partners, members, stockholders or other security holders of the selling stockholders;

•

through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	through any combination of the foregoing; and

•	through any other method permitted by law.

•

The selling stockholders may offer and sell some or all of their respective shares of Class A common stock included in this prospectus by or through a broker-dealer in one or more, or a combination, of the following methods, without limitation:

•	purchases by the broker-dealer as principal and resale by the broker-dealer for its account;

•	a block trade in which the broker-dealer may attempt to sell the units as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares of Class A common stock at a stipulated price per share;

•

transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent; an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares of Class A common stock are then listed or to or through a market maker other than on that stock exchange; and

•	any other method permitted pursuant to applicable law.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of Class A common stock to its members, limited or general partners, shareholders or other security holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, limited or general partners, shareholders or other security holders are not affiliates of ours, such members, limited or general partners, shareholders or other security holders would thereby receive freely tradeable shares of Class A common stock pursuant to the distribution through the registration statement.

The selling stockholders may also sell shares of common stock under Rule 144 under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus. The selling stockholders may also transfer and donate the Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Registration Rights Agreement requires us to indemnify and hold harmless in certain circumstances each selling stockholder, its officers, directors and each Person who controls such selling stockholder (within the meaning of the Securities Act) and any agent thereof, against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act. The Registration Rights Agreement also requires each selling stockholder to indemnify and hold harmless us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such securities.

We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of Class A common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares of Class A common stock by the selling stockholders. We will not receive any of the proceeds from sales of our Class A common stock by selling stockholders included in this offering. There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

General Information

In connection with the sale of the securities offering by this prospectus, underwriters, dealers or agents may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in any applicable prospectus supplement any required information regarding any underwriting discounts or other compensation that we or the selling stockholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We or the selling stockholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.

Other than the shares of Class A commons stock, which are listed on the NYSE and the NYSE Texas, each series of securities offered by this prospectus will have no established trading market. We may elect to list any series of securities offered by this prospectus on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities offered by this prospectus. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our securities offered by this prospectus.

In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the securities offered by this prospectus. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

A prospectus and any applicable accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in any applicable accompanying prospectus supplement, if required.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Sidley Austin LLP, Houston, Texas. Additional legal matters in connection with offerings made by this prospectus for the selling stockholders or any underwriters, dealers, or agents will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Flowco Holdings Inc.’s Current Report on Form 8-K dated February 4, 2026, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

7,800,000 Shares

Flowco Holdings Inc.

Class A Common Stock

PROSPECTUS

J.P. Morgan

Jefferies

    , 2026